Exhibit 5.2

William Fry LLP
2 Grand Canal Square | Dublin 2 | D02 A342 | Ireland
T. +353 1 639 5000 | info@williamfry.com

12 November 2025

Our Ref 029245.0001

To:	Smurfit Westrock plc
Beech Hill
Clonskeagh
Dublin 4
Ireland

Form S-3 Registration Statement

1.	Basis of Opinion

1.1	As requested, we are writing to you in connection with the proposed filing of the registration statement on Form S-3 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) by Smurfit Westrock plc (Smurfit Westrock), a public limited company organised under the laws of Ireland, Smurfit Kappa Treasury Unlimited Company (SKT), a public unlimited company organised under the laws of Ireland, Smurfit Westrock Financing Designated Activity Company, an Irish designated activity company (collectively with Smurfit Westrock and SKT, the Issuers and each an Issuer), and the additional registrants listed at Part 1 of Schedule 1 of this legal opinion (the Guarantors, and together with each Issuer, the Companies and each a Company) for the purpose of registering under the United States Securities Act of 1933, as amended (the Act), each Issuer's guaranteed debt securities (the Debt Securities) and the related guarantees (together, the Guarantees) of the Guarantors and the Issuers, as applicable, and Smurfit Westrock's debt warrants (the Debt Warrants), equity warrants (the Equity Warrants), purchase contracts (the Purchase Contracts), units (the Units), preference shares (the Preference Shares), and ordinary shares (the Ordinary Shares and together with the Preference Shares, the Shares, and the Shares, together with the Debt Securities, the Guarantees, the Debt Warrants, the Equity Warrants, the Purchase Contracts and the Units, the Securities) and relating to the offer and resale of Securities by certain selling security holders to be identified in a prospectus supplement. The Debt Securities and the Guarantees are to be issued pursuant to an indenture to be entered into between the Issuers, the Guarantors and Deutsche Bank Trust Company Americas as trustee (the Indenture) (the Transaction).

1.2	We act as solicitors in Ireland for the Companies. This legal opinion shall be used solely for the benefit of the addressee and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent. However, we hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement and to the referral to us under the caption "Validity of Securities and Guarantees" contained in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and requisitions of the SEC thereunder. We accept no liability to any recipient to which this legal opinion is disclosed in breach of this paragraph 1.2.

CHAIRMAN L. McCabe MANAGING PARTNER S. Keogh	PARTNERS M. Garrett E. Spain D. Cullen B. Kenny B. Conway F. Devine S. Manzor F. Barry E. Caulfield	C. Little L. McCarthy B. O’Callaghan S. Kelleher J. Heneghan F. Doorly I. Banim A. McIntyre G. Breen L. Moore	R. Breen C. Waterson L. Scott D. Maughan M. Quealy B. Ryan M. Talbot V. Coyne J. Phelan P. Convery	S. Tormey J. O’Connor M. Ward S. Dolomanov P. Kinsella R. Rynn J. Hollis J. Aherne I. Devlin L. Brennan	C. Eager C. Treacy I. Murray C. Brady N. Clayton C. Herlihy L. Houlihan L. Murdock C. O'Keeffe M. O'Neill	R. Shanahan L. Harrison L. McNabola M. Cooney G. H-James M. Martin F. Cork C. Bolger B. Galvin N. Joyce	B. Scannell R. Hayes A. O'Gorman E. C-Young T. Diamond C. Ruigrok D. O'Shea C. Booth E. Newton G. Ryan	G. O'Flaherty M. O'Brien	CONSULTANTS T. McGrath* M. Muldowney C. Byrne O. Vaughan A. Price G. Lynch B. Fitzmaurice* H. Rogers E. Egan	J. Larkin S. Kelly R. Sheridan C. McLoughlin N. Campbell N. Crowley N. Doran P. Taylor S. Murray* O. O’Sullivan	A. Compton C. O'Sullivan* L. McCurry B. Conway J. Martin
In association with Tughans, Northern Ireland						*Not a member of the Law Society of Ireland
DUBLIN | CORK | LONDON | NEW YORK | SAN FRANCISCO									williamfry.com

1.3	To give this legal opinion, we have only reviewed executed originals, executed scanned PDF copies or executed electronic copies of the Registration Statement dated 12 November 2025, the forms attached as exhibits thereto relating to the issuance and sale of Securities, and the certificates referred to in paragraph 1.4 below (each a Document and collectively, the Documents). We have only undertaken the searches and enquiries in relation to each Company described in Part 2 of Schedule 1 (the Searches). We have reviewed no other documents and have undertaken no other searches or enquiries.

1.4	For the purpose of issuing this legal opinion, we have examined and relied upon the certificates from the secretary or a director, as applicable, of each Company dated on or about 12 November 2025 as to certain matters to be relied on by us in issuing this legal opinion, without having made any further inquiry as to the certifications therein contained (the Company Certificates and each a Company Certificate).

1.5	The opinions in this legal opinion are strictly limited to the matters stated in paragraph 2 and do not extend to any other matters.

1.6	Save as set out in paragraph 2.13, we express no opinion on any taxation matters whether connected with the Transaction or otherwise.

1.7	We express no opinion on matters of fact. We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this legal opinion, or that no material facts have been omitted from such documents.

1.8	This legal opinion is given only in relation to Irish law as of the date of this legal opinion, and accordingly, any reference to law or applicable law in this legal opinion is to Irish law. We have no obligation to advise you or anyone else of changes of law or fact that occur after the date of this legal opinion.

1.9	We express no opinion on and have taken no account of the laws of any jurisdiction other than Ireland. In particular, we express no opinion on the effect of any foreign law document.

2.	Opinions

Based on the assumptions set out in Schedule 2 and subject to the qualifications set out in Schedule 3 and to any other matter not disclosed to us, we are of the opinion that:

2.1	Each of Smurfit Kappa Treasury Unlimited Company and Smurfit Kappa Acquisitions Unlimited Company is an unlimited company duly incorporated and validly existing under the laws of Ireland. Each of Smurfit Westrock Financing Designated Activity Company and Smurfit Kappa Treasury Funding Designated Activity Company is a designated activity company duly incorporated and validly existing under the laws of Ireland. Smurfit Westrock plc is a public limited company duly incorporated and validly existing under the laws of Ireland. Each of Smurfit Kappa Group Limited and Smurfit Kappa Investments Limited is a private limited company duly incorporated and validly existing under the laws of Ireland.

2.2	Each Company has the corporate capacity and authority, under its constitutional documents (each a Constitution and together the Constitutions), to file the Registration Statement and enter into, execute and perform its obligations under the Indenture, the Debt Securities, the Guarantees, the Warrants and the Units.

2.3	When the Registration Statement has become effective under the Act and the Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with Smurfit Westrock's Constitution and so as not to violate any applicable law, such Shares, provided that all actions relating to such issue have been duly authorised by Smurfit Westrock, will, in so far as Irish law is concerned, have been validly issued and fully paid up and no further contributions in respect of such Shares will be required to be made to Smurfit Westrock by the holders thereof, by reason solely of their being such holders.

2.4	When the Registration Statement has become effective under the Act, the terms of the Equity Warrants and of their issuance and sale have been duly established in conformity with Smurfit Westrock's Constitution and so as not to violate any applicable law or breach any agreement binding on Smurfit Westrock, the applicable equity warrant agreements and the Equity Warrants have been duly authorised, executed, delivered and authenticated in accordance with the applicable equity warrant agreement and the Equity Warrants have been issued and sold as contemplated in the Registration Statement, the Equity Warrants will, in so far as Irish law is concerned, constitute valid and binding obligations of Smurfit Westrock.

2.5	When the Registration Statement has become effective under the Act, the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with Smurfit Westrock's Constitution and so as not to violate any applicable law or breach any agreement binding on Smurfit Westrock, the applicable debt warrant agreements and the Debt Warrants have been duly authorised, executed, delivered and authenticated in accordance with the applicable debt warrant agreements and the Debt Warrants have been issued and sold as contemplated in the Registration Statement, the Debt Warrants will, in so far as Irish law is concerned, constitute valid and binding obligations of Smurfit Westrock.

2.6	When the Registration Statement has become effective under the Act, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with Smurfit Westrock's Constitution and so as not to violate any applicable law or breach any agreement binding on Smurfit Westrock, the applicable purchase contract agreements and the Purchase Contracts have been duly authorised, executed, delivered and authenticated in accordance with the applicable purchase contract agreements and the Purchase Contracts have been issued and sold as contemplated in the Registration Statement, the Purchase Contracts will, in so far as Irish law is concerned, constitute valid and binding obligations of Smurfit Westrock.

2.7	When the Registration Statement has become effective under the Act, the terms of the Units and of their issuance and sale have been duly established in conformity with Smurfit Westrock's Constitution and so as not to violate any applicable law or breach any agreement binding on Smurfit Westrock, the unit agreements relating to the Units have been duly authorised, executed, delivered and authenticated in accordance with the applicable unit agreements and the Units have been issued and sold as contemplated in the Registration Statement, the Units will, in so far as Irish law is concerned, constitute valid and binding obligations of Smurfit Westrock.

2.8	When the Registration Statement has become effective under the Act, the terms of the issuance and sale of the Debt Securities and the Guarantees have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default or breach under any agreement or instrument binding upon any Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction on the relevant Company when Debt Securities, substantially in the form filed as an exhibit to the Registration Statement shall have been duly authorised by the relevant Company and executed by the relevant Company, when the Guarantees, substantially in the form as set forth in the Indenture, have been duly authorised and executed by the Guarantors in accordance with the Indenture and when such Debt Securities shall have been duly authenticated in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof, each Guarantee will, in so far as Irish law is concerned, constitute a valid and binding obligation of the relevant Company and each Debt Security of the relevant Issuer will, in so far as Irish law is concerned, constitute a valid and binding obligation of the relevant Issuer.

2.9	The choice of the law of New York as the governing law of the contractual rights and obligations of the parties under each of the Guarantees will be recognised and upheld by the courts of Ireland as a valid choice of law, in each case in accordance with and subject to the provisions of Council Regulation 593/2008 on the Law Applicable to Contractual Obligations.

This legal opinion is governed by and will be construed in accordance with the laws of Ireland.

Yours faithfully

/s/ WILLIAM FRY LLP
WILLIAM FRY LLP

WILLIAM FRY LLP

Schedule 1

Part 1

The Guarantors

Name	Company Number
Smurfit Kappa Treasury Unlimited Company	177324
Smurfit Westrock Financing Designated Activity Company	774613
Smurfit Kappa Group Limited	433527
Smurfit Kappa Investments Limited	380620
Smurfit Kappa Acquisitions Unlimited Company	358039
Smurfit Kappa Treasury Funding Designated Activity Company	239631

Part 2

Searches

1.	Searches made against each Company by independent law searchers on our behalf on the date of this legal opinion

(a)	on the file of each Company maintained by the registrar of companies in the Companies Registration Office;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like;

(c)	in the Central Office of the High Court for any petitions for winding up filed in respect of each Company; and

(d)	in the Central Office of the High Court for any proceedings filed against each Company.

Schedule 2

Assumptions

The opinions in paragraph 2 of this legal opinion are made based on the following assumptions:

Documents

1.	That the Documents are complete, authentic and up-to-date and that all copy documents are complete and accurate copies of the originals without any amendment or modification.

Execution, Delivery and no Escrow Arrangements

2.	That all signatures and seals on the Documents

3.	are genuine and that any natural person who has signed a Document has capacity to do so.

4.	That the persons authorised by the resolutions of the board of directors of each Company recorded in the Board Minutes executed each Document on behalf of such Company.

5.	That each party to the Documents has consented to the use of electronic signatures and to the provision of any information in connection with the Documents by electronic means, and to the retention and use of any executed Document as an electronic original

6.	That any Document that needs to be delivered has been delivered by the parties to it and that no Document is subject to any escrow or other similar arrangements.

Corporate Authorisations

7.	That each of the statements made in the Corporate Certificate and each of the documents attached to the Corporate Certificate is accurate and complete as of the date of this legal opinion.

8.	That the resolutions of the board of directors of each Company set out in the board minutes of each Company registered to In the relevant Corporate Certificate were duly passed at properly convened and quorate meetings of directors of each Company, that the correct procedure was carried out at such board meetings and that the Board Minutes are complete and correct and have not been amended or rescinded and are in full force and effect.

9.	That no power of attorney issued by a Company and exhibited to the relevant Corporate Certificate has been revoked, terminated or amended and that each remains in full force and effect.

No Breach of any Other Agreement

10.	That the provisions of the Documents, including the granting of the Guarantees do not breach and are not prohibited by or inconsistent with any other agreement or instrument binding on any Company.

Good Faith and Corporate Benefit

11.	That the directors of each Company acted in good faith and that it is, or will be, in the interests of and will commercially benefit that Company to enter into the Documents to which it is a party.

Arm's Length Terms

12.	That the Documents have been entered into, or will be entered into, for bona fide commercial reasons and on arm's length terms by each party.

Solvency

13.	That no Company is and was not at the date of execution or the effective date of any of the Documents to which it is a party, and will not, as a result of the Transaction, become insolvent or unable to pay its debts, or be deemed to be so under any applicable statutory provision, regulation or law.

No Conflict with Other Laws

14.	That if the laws or regulations of any other jurisdiction may be relevant to (i) the obligations or rights of any of the parties in any of the Documents or (ii) the Transaction, such laws do not prohibit, and are not inconsistent with, the entry into and performance of any such obligations, rights or transactions.

15.	That there is no provision of the laws of any jurisdiction (other than Ireland) that would have a bearing on any of the matters opined on in this legal opinion, including the execution of the Documents.

16.	That where the Documents have been executed using electronic signature, the use of electronic signatures to execute those types of documents is not restricted or prohibited under the laws by which such Documents are governed (other than the laws of Ireland).

17.	That any authorisation, consent or approval from any public, administrative or governmental body required by each Company in any jurisdiction outside of Ireland in relation to the transactions contemplated by the Documents has been obtained and each Company has complied, and will continue to comply, with any conditions attaching to such authorisations, consents or approvals.

No Misrepresentation or Fraud

18.	That no Company was induced by fraud, misrepresentation or by any similar circumstance to enter into the Documents to which it is a party.

19.	That none of the parties is or will be seeking to achieve any purpose not apparent from the Documents which might render any of them illegal, void or unenforceable.

Obligations of Other Parties

20.	That each party to the Documents (other than the Companies) has, or will have, the capacity, power and authority to execute the Documents to which is a party and to exercise its rights and perform its obligations under the Documents to which it is a party.

21.	That each Document has been, or will be, duly authorised, executed and delivered by the parties to it (other than the Companies).

Enforceability in Other Jurisdictions

22.	That the Documents constitute legal, valid, binding and enforceable obligations of each of the parties under all applicable laws (other than the laws of Ireland).

No Amendments

23.	That there are no agreements or arrangements in existence which in any way amend, add to or vary the terms of the Documents or the respective rights and interests of the parties to them that could affect the conclusions in this legal opinion.

No Undisclosed Facts

24.	That there is no other fact, matter or document which would, or might, affect this legal opinion and that was not revealed by the Documents or the Searches made.

25.	That the representations and warranties by any of the parties to the Documents in any of the Documents are and will be when made or repeated or when deemed made or repeated, as the case may be, true and accurate in all material respects and that such representations and warranties were at all relevant times true and accurate.

Transactions with Directors

26.	That, for the purposes of section 239 of the Companies Act 2014, to the extent that any Company is:

(a)	making a loan or quasi-loan; or

(b)	entering into a credit transaction as creditor; or

(c)	entering into a guarantee or providing any security in connection with a loan, quasi-loan or credit transaction made by any other person,

such loan, quasi-loan, credit transaction, guarantee or security is not made to or provided for or in connection with a person who is a director of each Company of its holding company or to or for a person connected with such director.

Financial Assistance for Acquisition of Shares

27.	That no Company is by entering into any of the Documents or performing its obligations under them, giving any financial assistance for the purpose of an acquisition made or to be made by any person of any shares in such Company, or, where a Company is a subsidiary, in its holding company, or in any other manner prohibited by section 82 of the Companies Act 2014.

Searches

28.	That the information disclosed by the Searches is true, accurate, complete and up to date in all respects.

29.	That there is no information which should have been disclosed by those Searches that has not been disclosed for any reason and there has been no alteration in the status or condition of any Company since the date that those Searches were made.

No Other Information and Compliance

30.	That the Registration Statement and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Securities are the only documents relating to the subject matter of the Transaction and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Registration Statement which in any way amend or vary the terms of the Registration Statement or in any way bear upon or are inconsistent with the opinions stated herein.

Taxation

31.	That the Securities will be issued and sold in the manner contemplated by the Registration Statement.

32.	That at any time interest is paid on the Debt Securities, the Debt Securities are and will remain listed, traded and/or quoted on a recognised stock exchange, such as the New York Stock Exchange or the Irish Stock Exchange plc trading as Euronext Dublin.

33.	That the Debt Securities will be held in a clearing system recognised by the Revenue Commissioners of Ireland (and, in this context, the Depositary Trust Company, Euroclear Bank SA/NV and Clearstream Banking SA are so recognised).

34.	That the rate of interest on the Debt Securities represents a reasonable commercial rate of return and is not dependent of the results of the business of a Company.

35.	That no recipient of interest on the Debt Securities is associated with a Company within the meaning of Section 817U of the Taxes Consolidation Act 1997.

36.	That no holder of Debt Securities or beneficial owner of any interest in Debt Securities will use the services of an Irish based paying, encashment or collection agent.

37.	That Debt Securities do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right; they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus upon liquidation; they are issued for a price which is not less than 90% of their nominal value; and they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to Debt Securities.

Governing Law and Jurisdiction

38.	That under all applicable laws (other than those of Ireland):

(a)	the choice of New York law as the governing law of the Guarantees is a valid and binding selection which will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland);

(b)	the choice of New York law as the governing law of the Debt Securities of the Issuer is a valid and binding selection which will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland);

(c)	the submission by each party to the Guarantees to the laws of the State of New York is valid and binding and will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland); and

(d)	the submission by the Issuer in the applicable Indenture to the laws of the State of New York is valid and binding and will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland).

Securities Laws

39.	That the selling restrictions contained in any offering document, prospectus or supplement thereto relating to the relevant Securities have and will be at all times observed.

40.	That (without prejudice to the generality of the above) the Debt Securities (wherever offered) will be offered only to (a) qualified investors (within the meaning of the EU Prospectus Regulation (Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market) or; (b) persons who acquire the Debt Securities for a consideration (each) of not less than EUR100,000 (or the USD equivalent therefore as calculated at the date of issue of the Debt Securities).

SCHEDULE 3

Qualifications

The opinions in paragraph 2 of this legal opinion are made subject to the following qualifications:

Limitations of Searches

1.	For the purpose of giving this legal opinion, we have relied solely on the Searches. The records held by the Companies Registration Office and/or the High Court may not necessarily be up to date or relevant filings may not have been made and, as a consequence, this may affect the results or accuracy of any searches made in those offices. It is not possible to search the records held by the Circuit Court.

Limitations arising from Insolvency Law

2.	This legal opinion is subject to all applicable laws on bankruptcy, insolvency, liquidation, receivership, court protections including examinership, reorganisation, court schemes, moratoria, stabilisation, resolution, trust schemes, preferential creditors, fraudulent disposition, improper transfer, unfair preference and other laws relating to or affecting creditors' rights generally.

Sanctions

3.	If a party to any Document is, or any payment under a Document is made to, by or in respect of a person resident, located or incorporated in a country that is subject to sanctions recognised or imposed by Ireland or is controlled by or connected to a person resident, located or incorporated in a country that is subject to sanctions recognised or imposed by Ireland, then the obligations of that party or obligations to that party under the relevant Document may be unenforceable or void. We have made no investigation as to which sanctions may affect the Transaction at the date of this legal opinion.

Execution of Documents

4.	Judicial opinion in the English case of R (on the application of Mercury Tax Group Limited and Another) v. HMRC 2008 EWHC 2721 appears to indicate that if a previously executed signature page from a draft version of a document is transferred to the final version of that document, such document may not be validly executed, notwithstanding that the parties authorised it. While decisions of the English courts are not binding on the Irish courts, they may have persuasive authority, and it is possible that an Irish court might hold a document whose executed signature pages have been transferred between versions to be invalidly executed.

Enforcement and Binding Effect

5.	The description of obligations in this legal opinion as "enforceable" refers to the legal character of the obligations assumed by the relevant party under the relevant instrument. It implies no more than the obligations are of a character which the laws of Ireland recognise and will in certain circumstances enforce. In particular, it does not mean or imply that the relevant instrument will be enforced in all circumstances in accordance with its terms or by or against third parties or that any particular remedy will be available. In particular (without limiting the foregoing):

(a)	the binding effect and enforceability of the obligations of the Guarantors and the Issuers contemplated under the Guarantees or any of the Securities may be limited by liquidation, insolvency, bankruptcy, receivership, court protection, examinership, moratoria, reorganisation, reconstruction, company volunteer arrangements, fraud of creditors, fraudulent preference of creditors or similar laws whether in Ireland or elsewhere affecting creditors' rights generally;

(b)	the binding effect and enforceability of the obligations of the Guarantors and the Issuers under the Guarantees or any of the Securities may also be limited as a result of the provisions of the laws of Ireland applicable to contracts held to have become frustrated by events happening after their execution, and any breach of the terms of any document by the party seeking to enforce such document;

(c)	enforcement may be limited by general principles of equity. In particular, equitable remedies are not available where damages are considered to be an adequate remedy; the remedy of specific performance is discretionary and will not normally be ordered in respect of a monetary obligation; and injunctions are granted only on a discretionary basis and accordingly we express no opinion on such matters;

(d)	claims may become barred under the Statute of Limitations 1957 or may be or become subject to the defence of set-off or counterclaim;

(e)	enforcement will be subject to, netting, claims and attachment and any other rights of another party to a contract; and

(f)	enforcement may be limited by reason of fraud.

6.	Where any obligations of any person are to be performed in jurisdictions outside Ireland, such obligations may not be enforceable under Irish law to the extent that performance thereof would be illegal under the laws of any such jurisdiction or contrary to public policy under the laws of any such jurisdiction and an Irish court may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance.

7.	Where a judgment creditor seeks to enforce his judgment, he can only do so in accordance with the applicable rules of Irish courts. The making of an execution order against particular assets, such as a charging order over land or a beneficial interest therein or most types of investment or a third party debt order over a bank account or certain other debts, is a matter for the Court's discretion.

8.	Provisions (including but not limited to provisions for default interest) imposing additional payment obligations in the event of breach or default or late payment, to the extent they do not represent a genuine pre-estimate of loss of the aggrieved party, may be held to be unenforceable on the grounds that it is a penalty or in the nature of a penalty.

9.	Where a party to a Document has a discretion or may determine a matter in its opinion, an Irish court may require that such discretion is exercised reasonably and in good faith and that such determination is made in good faith based on reasonable grounds.

10.	Any provision in any Document providing for the conclusiveness and binding effect of any calculation, determination or certificate may be held by an Irish court not to be final, conclusive or binding, notwithstanding any provision in any Document to the contrary, if it is shown to have an unreasonable or arbitrary basis or not to have been reached in good faith.

11.	A waiver of any defences to any proceedings may not be enforceable.

12.	Any provision in a Document providing for a matter to be agreed in the future may be unenforceable or void for uncertainty.

13.	An Irish court has discretion on whether or not to enforce any provision in any of the Documents providing for severance of provisions in the event of illegality, invalidity or unenforceability.

No Waivers

14.	Any provision in a Document stating that a failure or delay in exercising any right or remedy under the Document shall not operate as a waiver of such right or remedy may not be effective.

Indemnity for Costs Provisions

15.	An Irish court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an Irish court or where the court has itself made an order for costs.

Limitation on Liability

16.	The effectiveness of any provision in any of the Documents purporting to exculpate a party from a liability, obligation or duty otherwise owed is limited by Irish law.

Judgments in Non-Euro Currencies

17.	Any judgment of the Irish courts for monies due under any Document may be expressed in a currency other than euro but the order may issue out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue. In addition, in a winding-up in Ireland of an Irish incorporated company, all foreign currency claims must be converted into euro for the purposes of proof. The rate of exchange to be used to convert foreign currency debts into euro for the purpose of proof in a winding-up is the spot rate (in the case of a compulsory winding-up) on the date of the winding-up order and (in the case of a voluntary winding-up) on the date of the relevant winding-up resolution.

Power of Court to Stay Actions

18.	An Irish court may (or, in certain cases, must) strike out or stay an action if concurrent proceedings are being brought elsewhere and may or must decline to accept jurisdiction in certain cases.